Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stage.com)

Stage Stores Announces Second Quarter Earnings Release Date and Conference Call Information

HOUSTON, TX, August 3, 2017 - Stage Stores, Inc. (NYSE: SSI) today announced that it will release its fiscal 2017 second quarter financial results on Thursday, August 17, 2017. The release of the Company’s results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties may participate in the Company’s conference call by dialing 844-415-6993. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of Company's website (corporate.stage.com). A replay of the conference call will be available online until midnight on Friday, September 1, 2017.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  The Company operates in 42 states through 793 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and 57 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.   For more information about Stage Stores, visit the Company’s website at corporate.stage.com.